      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1999
                                       REGISTRATION STATEMENT NO. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                               OCEAN ENERGY, INC.
           (exact name of registrants as specified in their charters)

                         TEXAS                                                    74-1764876
 (state or jurisdiction of incorporation or organization)            (I.R.S. employer identification no.)

         SEE "TABLE OF ADDITIONAL REGISTRANTS" ON THE FOLLOWING PAGE FOR INFORMATION RELATING TO THE SUBSIDIARIES OF OCEAN ENERGY, INC. THAT
    MAY GUARANTEE PAYMENTS OWED ON THE DEBT SECURITIES REGISTERED HEREUNDER.

                                                                                  ROBERT K. REEVES
                                                                      EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                  1001 FANNIN, SUITE 1600                                           AND SECRETARY
                   HOUSTON, TEXAS 77002                                        1001 FANNIN, SUITE 1600
                      (713) 265-6000                                            HOUSTON, TEXAS 77002
                                                                                   (713) 265-6000

(address, including zip code, and telephone number,           (name, address, including zip code, and telephone number,
  including area code, of registrants' principal                      including area code, of agent for service)
                executive offices)

                                    Copy to:
                                  J. MARK METTS
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                                   1001 FANNIN
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222

                                 ---------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                 PROPOSED            PROPOSED
         TITLE OF EACH CLASS OF SECURITIES                   AMOUNT TO            MAXIMUM             MAXIMUM             AMOUNT OF
                 TO BE REGISTERED                          BE REGISTERED       OFFERING PRICE        AGGREGATE          REGISTRATION
                                                                                PER UNIT (1)      OFFERING PRICE (2)       FEE (3)
------------------------------------------------------------------------------------------------------------------------------------
    Debt Securities (4).................................
    Preferred Stock, par value $1.00 per share (5)(6)...
    Depositary Shares (6)...............................       (7)                  (7)                 (7)                  (7)
    Common Stock, par value $.01 per share (8)(9).......
    Warrants (10).......................................
    Guarantees of Debt Securities (11)..................
------------------------------------------------------------------------------------------------------------------------------------
    Total...............................................   $750,000,000                             $750,000,000           $208,500
====================================================================================================================================

                                                 Footnotes to Table on next page

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS

SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================
                                              Footnotes to table from cover page

(1) The proposed maximum offering price per unit offered by the Registrants will be determined from time to time in connection with the issuance of the securities registered hereunder.

(2) The proposed maximum aggregate offering price for the securities to be offered by the Registrants has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus and relates to Registration Statement No. 333-34841 previously filed by Ocean Energy, Inc. (then known as Seagull Energy Corporation and sometimes referred to herein as the "Parent Registrant") on Form S-3 and Registration Statement No. 33-64051 (together, the "Prior Registration Statements"), pursuant to which an aggregate of $250,000,000 in securities remain to be issued. The Prior Registration Statements are accordingly amended to reflect the information contained herein.

(3) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to the remaining unsold securities having an aggregate initial offering price of $250,000,000 which were previously registered by the Parent Registrant under the Prior Registration Statements.

(4) Subject to note (12) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrants. If any Debt Securities are issued at an original issue discount, then the offering price shall be in the greater principal amount as shall result in an aggregate initial offering price not to exceed $750,000,000 less the dollar amount of any securities previously issued hereunder.

(5) Subject to note (12) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrants.

(6) Subject to note (12) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. If the Registrants elect to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the Deposit Agreement.

(7)      Not applicable pursuant to General Instruction II.D. of Form S-3.

(8) Subject to note (12) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrants. In addition, all shares of Common Stock that may be issued upon conversion or redemption of Preferred Stock or Debt Securities registered hereunder, the number of which is indeterminable at this time, are also being registered hereunder.

(9) Including associated preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced or traded separately from the Common Stock.

(10) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock, or Common Stock registered hereunder.

(11) Subject to note (12) below, there is being registered hereunder an indeterminate principal amount of Guarantees of Debt Securities.

(12) In no event will the aggregate initial offering price of all securities issued from time to time by the Registrants pursuant to this Registration Statement exceed $750,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The aggregate amount of Common Stock to be sold by the Registrants and registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                         TABLE OF ADDITIONAL REGISTRANTS

                    UNDER REGISTRATION STATEMENT ON FORM S-3

         The following subsidiaries of Ocean Energy, Inc. are co-registrants under this Registration Statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:

SUBSIDIARY                                           STATE OF ORGANIZATION              IRS EMPLOYER ID NO.
----------                                           ---------------------              -------------------

Global Natural Resources Inc.                        New Jersey                         93-0835865
Ocean Energy, Inc.                                   Louisiana                          72-1210660
Seagull Energy E&P Inc.                              Delaware                           74-2125865
Seagull Energy International Inc.                    Delaware                           76-0492400

                   SUBJECT TO COMPLETION, DATED JUNE 2, 1999

PROSPECTUS
                               OCEAN ENERGY, INC.
                                 $1,000,000,000

                                 DEBT SECURITIES
                                  COMMON STOCK
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                    WARRANTS
                          GUARANTEES OF DEBT SECURITIES

                                 ---------------

         We may offer and sell from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering, with a total initial offering price of up to $1,000,000,000:

         o         debt securities;

         o         common stock;

         o         preferred stock;

         o         depositary shares relating to our preferred stock;

         o warrants to purchase debt securities, common stock or preferred stock; and

         o guarantees of one or more subsidiaries of the payment of debt securities issued by us.

         We will provide specific terms of the securities to be sold by us in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

         We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement as if we had authorized it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and any prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

         Our common stock is listed for trading on the New York Stock Exchange under the symbol "OEI".

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ---------------

                     This prospectus is dated June __, 1999.

                                TABLE OF CONTENTS

About this Prospectus.............................................................................................6
Where You Can Find More Information...............................................................................6
Cautionary Statement About Forward-Looking Statements.............................................................7
The Company.......................................................................................................8
Use of Proceeds...................................................................................................8
Ratios of Earnings To Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends...................8
Description of Debt Securities...................................................................................10
Description of Capital Stock.....................................................................................19
Description of Depositary Shares.................................................................................24
Description of Warrants..........................................................................................26
Description of Guarantees........................................................................................28
Plan of Distribution.............................................................................................29
Legal Matters....................................................................................................30
Experts..........................................................................................................31

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available at the office of the New York Stock Exchange. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities described in this prospectus.

         Because we recently went through a major business combination, one of the SEC filings from Ocean Energy, Inc., a Delaware corporation, is also incorporated by reference. On March 30, 1999, Ocean Energy, Inc., a Delaware corporation ("Old Ocean"), merged into our company, which is a Texas corporation, then known as Seagull Energy Corporation. At the same time, we also amended our Articles of Incorporation to change our name to "Ocean Energy, Inc." In the merger, each outstanding share of Old Ocean common stock was exchanged for one share of Seagull Energy Corporation common stock, and as of March 30, 1999, the stockholders of Old Ocean owned approximately 61.5% of our outstanding common stock, with the shareholders of Seagull Energy Corporation owning the remaining 38.5% of our outstanding common stock. For accounting purposes, the merger was treated as an acquisition of Seagull Energy Corporation by Old Ocean in a purchase business transaction. Therefore, under generally accepted accounting principles, the historical financial statements of Old Ocean are now our historical financial statements.

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on February 16, 1999.

         o The amendment to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, filed with the SEC on March 1, 1999.

         o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the SEC on May 17, 1999.

         o Old Ocean's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on February 16, 1999.

         o Our Current Reports on Form 8-K, filed with the SEC on March 12, 1999, April 9, 1999, May 4, 1999 and May 21, 1999.

         o The description of our common stock contained in our Registration Statement on Form 8-A declared effective by the SEC on January 30, 1981, together with amendments on Form 8, filed with the SEC on January 29, 1981, January 30, 1981 and October 28, 1981.

         o The description of our Series B Junior Participating Preferred Stock and related rights contained in our Registration Statement on Form 8-A/A, filed with the SEC on May 21, 1999.

         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                               Ocean Energy, Inc.
                             1001 Fannin, Suite 1600
                              Houston, Texas 77002
                          Attention: Investor Relations
                                 (713) 265-6000

         You should rely only on the information incorporated by reference or provided by us in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.


              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus and the documents we incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act (the "Securities Act") and Section 21E of the Securities Exchange Act (the "Exchange Act"). These statements appear in a number of places in the documents we incorporate by reference and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things:

o        future acquisitions;

o        expected future cost savings;

o        future capital expenditures;

o trends affecting our future financial condition or results of operations; and

o        our business strategy regarding future operations.

         Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results for a number of reasons, including those stated in our periodic filings incorporated herein by reference.

          All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.


                                   THE COMPANY

         We are one of the largest independent exploration and production companies in the United States, primarily engaged in exploring for and producing natural gas and crude oil. We have proved reserves of 2.98 trillion cubic feet of gas equivalent as of December 31, 1998. Approximately 61% of our reserves are natural gas, and approximately 75% of our reserves are located in North America.

         Our North American operations are focused on the shelf and deepwater areas of the Gulf of Mexico and in the Permian Basin, Midcontinent and Rocky Mountain regions. Internationally, we explore for and produce oil and gas in West Africa, Egypt, Russia and Indonesia. In addition, we have exploration programs underway in Angola, Pakistan, Bangladesh and Yemen. Our acreage position comprises more than 46 million gross acres worldwide.

         We employ approximately 1,500 people and our principal executive offices are located at 1001 Fannin, Suite 1600, Houston, Texas 77002.


                                 USE OF PROCEEDS

         Unless we specify otherwise in a prospectus supplement, the net proceeds from the sale of securities we offer will be used for general corporate purposes. Until so utilized, we expect to invest such net proceeds in interest bearing time deposits or short-term marketable securities.


                     RATIOS OF EARNINGS TO FIXED CHARGES AND

             EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         Our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the periods indicated are as set forth in the table below. Earnings to cover fixed charges were insufficient by $189.7 million, $646.6 million and $103.7 million for the years ended December 31, 1994 and 1998 and the three months ended March 31, 1999, respectively. Earnings to cover fixed charges and preferred stock dividend requirements were insufficient by $189.7 million, $647.3 million and $104.6 million for the years ended December 31, 1994 and 1998 and the three months ended March 31, 1999, respectively.

                                                                                                      THREE MONTHS
                                                               YEAR ENDED DECEMBER 31,              ENDED MARCH 31,
                                                       ---------------------------------------      ---------------
                                                       1994     1995     1996     1997    1998            1999
                                                       ----     ----     ----     ----    ----            ----

Ratio of earnings to fixed charges..................   ---       1.0      2.5     2.4     ---             ---
Ratio of earnings to fixed charges and preferred
 stock dividends....................................
                                                       ---       1.0      2.4     2.4     ---             ---

------------

         "Earnings" consist of income (loss) from continuing operations before income taxes, plus interest expense on all indebtedness and an assumed interest portion of rent expense. "Fixed charges" consist of interest (whether expensed or capitalized) and that portion of rentals considered to be representative of the interest factor. "Fixed charges and preferred stock dividends" represent fixed charges (as described above) and our preferred stock dividend requirements adjusted to a pre-tax basis.

                         DESCRIPTION OF DEBT SECURITIES

         The debt securities will be issued under an indenture between us and a trustee chosen by us. The trustee for each series of debt securities will be identified in the applicable prospectus supplement. The indenture is a contract between us and the trustee. The trustee serves two principal roles:

         o the trustee can enforce your rights against us if an Event of Default described below occurs; and

         o         the trustee performs various administrative duties.

         The following description is a summary of selected provisions relating to the debt securities and the indenture. The summary is not complete. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. You should not rely on this summary, because the indenture and not this summary defines your rights as a holder of the debt securities. When debt securities are offered in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply. Capitalized terms used in the summary have the meanings specified in the indenture.

GENERAL

         Any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The indenture does not limit the total principal amount of debt securities that we can issue. We may issue the debt securities in one or more series as we may authorize from time to time.

         A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

         o         the title of the debt securities;

         o         the total principal amount of the debt securities;

         o the dates on which the principal and premium, if any, of the debt securities will be payable;

         o the interest rate (or method of determining the rate) that the debt securities will bear and the interest payment dates for the debt securities;

         o the place where we will pay (or the method of payment of) principal, premium and interest on the debt securities;

         o         any optional redemption periods and prices;

         o whether we will issue the debt securities in registered or bearer form;

         o any special provisions relating to bearer securities or global securities representing individual bearer securities;

         o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

         o any rights of the holders of the debt securities to convert or exchange the debt securities into or for other securities or property and the terms and conditions governing such conversion or exchange;

         o the denominations in which we will issue the debt securities, if other than $1,000 and any integral multiple thereof;

         o the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

         o if prior to maturity the actual principal amount of the debt securities payable at maturity is not determinable, the manner in which we will determine the deemed principal amount of the debt securities payable at maturity;

         o any changes or additions to the defeasance or discharge provisions;

         o the currency in which we will pay principal, premium and interest on the debt securities if other than the United States dollar;

         o if other than the entire principal amount, the portion of the principal amount of the debt securities (a) payable if the maturity of the debt securities is accelerated or (b) provable in bankruptcy;

         o any provisions relating to any security provided for the debt securities;

         o         any change in or addition to the Events of Default;

         o whether we will issue the debt securities in the form of global securities and the terms and conditions of the global securities;

         o any trustees, authenticating or paying agents, transfer agents or registrars with respect to the debt securities;

         o any change or addition to the covenants, definitions or to the provisions relating to our consolidation, merger, sale or conveyance of assets;

         o         the terms of any guarantee of the debt securities;

         o         any subordination provisions relating to the debt securities;

         o the dates for certain required reports to the trustee relating to debt securities that do not bear interest; and

         o         any other terms of the debt securities.

         The indenture does not limit the amount of debt securities that may be issued. The indenture allows debt securities to be issued up to the principal amount that may be authorized by us.

         We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

DENOMINATIONS, REGISTRATION, TRANSFER AND PAYMENT

         We may issue the debt securities in registered form without coupons, in bearer form with or without coupons or in the form of one or more global securities, as described below under the heading "Global Securities." Unless specified otherwise in a prospectus supplement, we will issue registered securities denominated in U.S. dollars only in denominations of $1,000 or integral multiples of $1,000. Global securities will be issued in a denomination equal to the total principal amount of outstanding debt securities of the series represented by the global security. The denomination of debt securities denominated in a foreign or composite currency will be described in a prospectus supplement. If debt securities are issuable as bearer securities, certain special limitations and considerations, which will be described in a prospectus supplement, will apply.

         You may present registered securities for exchange or transfer at the corporate trust office of the trustee or at any other office or agency maintained by us for such purpose, without payment of any service charge except for any tax or governmental charge required in connection with such exchange or transfer. Bearer securities will be transferable only by delivery. We will describe the specific terms for the exchange of bearer securities in a prospectus supplement.

         We will pay principal and any premium and interest on registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purpose. We may choose to make any interest payment on a registered security:

         o by check mailed to the address of the holder as such address shall appear in the register; or

         o if provided in the prospectus supplement, by wire transfer to an account maintained by the holder as specified in the register.

         We will make interest payments to the person in whose name the debt security is registered at the close of business on the day we specify in a prospectus supplement.

         We will make no payment of principal, premium or interest on bearer securities at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

GLOBAL SECURITIES

         We may issue the debt securities in whole or in part in the form of one or more global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of such security. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. We will deposit global securities with the depositary identified in the prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary.

         We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in a prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

         After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by such global security to the accounts of persons that have accounts with the depositary ("participants"). The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. If we offer and sell the debt securities directly or through agents, either we or our agents will designate the accounts. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

         We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not:

         o be entitled to have the debt securities represented by such global security registered in their names;

         o receive or be entitled to receive physical delivery of such debt securities in definitive form; and

         o         be considered the owners or holders of the debt securities.
                   The laws of some States require that certain purchasers of securities take physical delivery of the securities. Such laws may impair the ability to transfer beneficial interests in a global security.

         Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee as the registered owner of such global security.

         We expect that the depositary or its nominee, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's or its nominee's records. We also expect that payments by participants to owners of beneficial interest in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

         If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue individual debt securities in exchange for such global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities and, in such event, will issue debt securities of such series in exchange for such global security.

         Neither we, nor the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. No such person will be liable for any delay by the depositary or any of its participants in identifying the owners of beneficial interests in a global security, and we, the trustee and any paying agent may conclusively rely on instructions from the depositary or its nominee for all purposes.

MODIFICATION OF INDENTURE

         We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

         o to evidence the succession of another person to our rights and the assumption by the successor of our covenants and obligations in the indenture and the debt securities;

         o to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

         o         to add any Events of Default;

         o to cure any ambiguity, defect or inconsistency, to secure the debt securities, or to make any change that does not adversely affect the rights of any holders;

         o to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

         o to add to or change any provision of the indenture to provide that bearer securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or of principal, premium or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so long as any such action does not adversely affect the interests of the holders of debt securities nor permit or facilitate the issuance of debt securities of any series in uncertificated form;

         o to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

         o in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior debt under such provisions;

         o to add guarantees for any or all of the debt securities or to secure any or all of the debt securities;

         o to make any change that does not adversely affect the rights of any holder;

         o to add to, change or eliminate any provision of the indenture, so long as any such addition, change or elimination will (a) neither apply to any debt security of any series created prior to the modification that is entitled to the benefit of the provision nor modify the rights of the holders of any such debt security with respect to the provision or (b) become effective only when there is no debt security outstanding;

         o to evidence and provide for a successor or other trustee with respect to the debt securities of one or more series and to add to or change any provision of the indenture to provide for or facilitate the administration of the indenture by more than one trustee;

         o to establish the form or terms of debt securities and coupons of any series; and

         o to provide for uncertificated debt securities in addition to or in place of certificated debt securities.

         We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments; provided, however, that such modifications may not, without the consent of the holder of each outstanding debt security of each series affected thereby:

         o reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

         o reduce the rate of or extend the time for payment of interest on any debt security or coupon or reduce the amount of any payment to be made with respect to any coupon;

         o reduce the principal of or extend the stated maturity of any debt security;

         o reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

         o make any debt security or coupon payable in a currency other than that stated in the debt security;

         o in the case of any subordinated debt security or related coupons, make any change in the subordination provisions of the indenture that adversely affects the rights of any holder under the provisions;

         o release any security that may have been granted with respect to the debt securities;

         o impair the right of a holder of debt securities to receive payment of principal of and interest on such holder's debt securities on or after the due dates therefor or to institute suit for the enforcement of or with respect to such holder's debt securities;

         o make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent;

         o change any of our obligations provided for in the indenture to pay additional interest with respect to bearer securities; or

         o limit our obligation to maintain a paying agency outside the United States for payment on bearer securities or limit our obligation to redeem certain bearer securities.

EVENTS OF DEFAULT

         "Event of Default", with respect to any series of debt securities, means any of the following:

         o failure to pay interest on any debt security of that series for 30 days;

         o failure to pay the principal or any premium on any debt security of that series when due;

         o         failure to deposit any sinking fund payment when due;

         o failure to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

         o failure to perform any other covenant with respect to that series in the indenture that continues for 90 days after being given written notice;

         o certain events in bankruptcy, insolvency or reorganization or a significant subsidiary that has guaranteed the payment of such series of debt securities;

         o the entry of a judgment in excess of $20 million against us or such significant subsidiary that is not covered by insurance and not discharged, waived or stayed; or

         o any other event of default included in the indenture or any supplemental indenture.

         An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

         If an event of default relating to certain events in bankruptcy, insolvency or reorganization occurs and continues, the entire principal of all the debt securities of all series will be due and payable immediately. If any other event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest or in the making of any sinking fund payment) if it considers such withholding of notice to be in the interests of the holders.

         Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

         No holder of any debt security can institute any action or proceeding with respect to the indenture unless the holder gives written notice of an event of default to the trustee, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series shall have requested the trustee to institute the action or proceeding and has appropriately indemnified the trustee, and the trustee has failed to institute the action or proceeding within a specified time period.

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

         Discharge. With certain exceptions, we will be discharged from our obligations under the indenture with respect to any series of debt securities by either paying the principal of, any premium and interest on all of the outstanding debt securities of such series when due and payable or delivering to the trustee all outstanding debt securities of such series for cancellation.

         Legal Defeasance. We may be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government obligations to pay the principal of, any premium and interest on the debt securities of that series to the stated maturity date or a redemption date for the debt securities of that series. If that happens, payment of the debt securities of such series may not be accelerated because of an event specified as an event of default with respect to such debt securities, and the holders of the debt securities of such series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

         We may be discharged only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.

         Covenant Defeasance. We may omit to comply with certain restrictive covenants contained in the indenture and any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of any series. We may omit to comply with such covenants only if, among other things:

         o we deposit with the trustee sufficient cash or government obligations to pay the principal of, any premium and interest on the debt securities of that series to the stated maturity date or a redemption date for the debt securities of that series; and

         o we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance.

         Effect of Discharge and Defeasance. Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisors as to the tax consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

CONSOLIDATION, MERGER OR SALE OF ASSETS

         The indenture generally permits a consolidation or merger between us and another corporation or other entity. It also permits the sale or lease by us of all or substantially all of our property and assets. If this happens, the successor corporation or other entity shall assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the covenants in the indenture.

         We are only permitted to consolidate or merge with or into any other entity or sell all or substantially all of our assets according to the terms and conditions of the indenture. The remaining or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor entity may exercise our rights and powers under the indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity. If we consolidate or merge with or into any other entity or sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

SUBORDINATION

         Debt securities may be subordinated to Senior Indebtedness to the extent set forth in a prospectus supplement. We currently conduct substantially all of our operations through subsidiaries, and, subject to the terms of any guarantee that may be entered into in connection with the issuance of a series of debt securities, the holders of debt securities, whether or not subordinated debt securities, will generally have a junior position to the creditors of our subsidiaries.

         Under the indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all of our debt designated as "Senior Indebtedness." Upon distribution of our assets to our creditors or upon our liquidation or dissolution or in a bankruptcy or similar proceedings relating to us or our property, holders of our Senior Indebtedness will be entitled to receive payment in full in cash before the holders of the subordinated debt securities can receive any payment with respect to the subordinated debt securities. The indenture also provides that no payment of principal, interest and any premium on the subordinated indebtedness securities may be made in the event:

         o we fail to pay the principal, interest or any premium on any senior indebtedness within any applicable grace period; or

         o any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated.

         Additionally, if we otherwise have a default with respect to Senior Indebtedness and the maturity of the Senior Indebtedness could be accelerated as a result of such default, then the representatives of the holders of such indebtedness that has been designated as "Designated Senior Indebtedness" may require that we suspend any payment on the subordinated debt securities for a period of 180 days. Not more than one blockage period may occur in any consecutive 360-day period.

         Senior Indebtedness means our indebtedness that is designated as such by our board of directors or in a supplemental indenture at the time that the terms of the subordinated debt are established. The indenture will not limit the amount of Senior Indebtedness that we may incur.

         By reason of the subordination, in the event of our insolvency, our creditors who are holders of senior indebtedness, as well as certain general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

THE TRUSTEE

         We may appoint a separate trustee for any series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business and the trustee may own debt securities and serve as trustee under our other indentures.

GOVERNING LAW

         The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of:

         o 230,000,000 shares of common stock, par value $0.10 per share, and on May 14, 1999, 165,913,600 of these shares were issued and outstanding; and

         o 10,000,000 shares of preferred stock, par value $1.00 per share, and on May 14, 1999, 50,000 shares of these shares were issued and outstanding.

COMMON STOCK

         Dividends. Holders of common stock may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or other form. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any preferred shareholders. Additionally, certain of our debt instruments restrict the payment of cash dividends.

         Voting Rights. Each share of common stock is entitled to one vote in the election of directors and other matters. Holders of common stock are not entitled to cumulative voting rights in the election of directors.

         Fully Paid. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this Prospectus will also be fully paid and non-assessable.

         Other Rights. Holders of common stock are not entitled to preemptive rights. If we liquidate, dissolve or wind-up our business, either voluntarily or not, holders of common stock will share equally in the assets remaining after we pay our creditors and preferred shareholders.

         Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "OEI." Any additional common stock we issue will also be listed on the NYSE.

PREFERRED STOCK

         The following sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, the specific designations and rights will be described in a prospectus supplement.

         Our board of directors can, without approval of shareholders, issue one or more series of preferred stock. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series of preferred stock, the number of shares constituting each series and the terms and conditions of issue.

         One series of preferred stock, the Series C preferred stock, is currently outstanding. That series has the following principal terms:

         o Rank. The Series C preferred stock ranks senior to the common stock, with respect to dividend distributions and distributions upon our voluntary or involuntary liquidation, dissolution or winding up.

         o Dividends. Holders of each share of Series C preferred stock are entitled to receive cumulative dividends at the rate of $65.00 per annum, payable semi-annually in cash. The first payment is due April 1, 1999. No dividends may be paid on any common stock or any other equity security that ranks below the Series C preferred stock unless all cumulated and unpaid dividends have been paid on the Series C preferred stock.

         o Voting Rights. The holders of the Series C preferred stock are entitled to vote on all matters on which holders of common stock are entitled to vote. Each holder of Series C preferred stock is entitled to a number of votes equal to the number of shares of common stock into which their Series C preferred stock is convertible as of the record date for such vote. Whenever the holders are entitled to vote as a class, each holder will be entitled to the number of votes equal to the number of shares of common stock into which the Series C preferred stock is convertible as of the record date for such vote. If any Series C preferred stock is outstanding, we may not create a new class or series of stock having a dividend or liquidation preference senior to the Series C preferred stock or amend, alter or repeal our Articles of Incorporation in a manner that will adversely affect the rights of the Series C preferred shareholders without the consent of two-thirds of the shares of the Series C preferred stock then outstanding voting as a class.

         o Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of the Series C preferred stock will be entitled to receive a liquidating distribution of $1,000 per share, plus any accrued and unpaid dividends. This liquidating distribution will be made before any distributions are made on the common stock or any of our other equity securities that rank below the Series C preferred stock. If our assets are insufficient to pay such a liquidating distribution on the Series C preferred stock and any other class of capital stock ranking on a parity with the Series C preferred stock in full, the holders of the Series C preferred stock and the other parity securities will share ratably in any such distribution in proportion to the full liquidation preference to which they are entitled.

         o Conversion Rights. The Series C preferred stock is convertible into shares of common stock at the option of the holder, at any time or from time to time. In addition, the Series C preferred stock automatically converts into shares of common stock if, for any 20 consecutive trading days, the closing price of the common stock equals or exceeds the Forced Conversion Price (defined below). The Series C preferred stock will be converted into the number of shares of common stock determined by dividing:

                   o the sum of (A) $1,000.00 plus (B) all accrued and unpaid dividends by

                   o the Conversion Price in effect on the date of conversion.

         The "Conversion Price" will initially be $15.00 and will be subject to adjustment upon the occurrence of certain events, including the issuance of additional common stock or options, rights or warrants to acquire common stock for less than a pre-determined price, the issuance of common stock as a dividend or distribution and a subdivision or combination of the common stock. Prior to November 10, 2001, the "Forced Conversion Price" will be 175% of the Conversion Price. After November 10, 2001, the Forced Conversion Price will be 150% of the Conversion Price.

         In the case of any reclassification or change of outstanding shares of common stock, any merger or consolidation with any other entity that results in the reclassification or cancellation of outstanding shares of common stock or any sale of all or substantially all of our assets, the Series C preferred stock will be convertible into the kind and amount of securities, cash and other property that the holder of Series C preferred stock would have been entitled to receive had the holder converted their shares into common stock immediately prior to the occurrence of such event.

         o Optional Redemption. We will have the option, but will not be required, to redeem shares of the Series C preferred stock for cash. The price of such redemption will be equal to the sum of:

                  o the product of (A) the number of shares of common stock into which one share of Series C preferred stock is then convertible and (B) the Forced Conversion Price and

                  o all accrued and unpaid dividends on such shares of Series C preferred stock.

         o Mandatory Redemption. On November 10, 2018 and on each anniversary thereafter until the Series C preferred stock is fully retired, if:

                  o the shares of Series C preferred stock have not been converted or redeemed previously and

                  o the closing price of common stock is less than the Conversion Price for a period of 30 consecutive trading days during the preceding year, then the holder may redeem for cash the lesser of

                           (1) 20% of the shares of New Ocean Series C preferred stock owned by the holder or

                           (2) the number of shares equal to the amount resulting from dividing the holder's pro rata share of Available Cash (defined below) by the redemption price per share.

         The redemption price per share is $1,000.00, plus all accrued and unpaid dividends. We will not be required to redeem any Series C preferred stock if the redemption would result in a default under any agreement or obligation by which we are bound. The term "Available Cash" means the lesser of the amount of cash legally available for the redemption of stock by us or the amount of cash, available for the redemption of stock by us without materially disrupting the normal course of our business, as determined in good faith by our board of directors.

ANTI-TAKEOVER PROVISIONS

         Certain provisions in our Articles of Incorporation may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

         Classified Board; Removal of Directors. Our board of directors is divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the board of directors are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our Bylaws provide that any director or the board of directors may not be removed without cause. Any removal for cause requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the board of directors cannot be changed in one year without removing the directors for cause as described above. Consequently, at least two annual meetings must be held before a majority of the members of the board of directors can be changed. Our Bylaws provide that the provisions related to the classified board and removal of directors cannot be altered, amended or repealed without the approval of the holders of at least two-thirds of the outstanding shares entitled to vote thereon.

         Preferred Stock Purchase Rights. In order to protect our shareholders from coercive or unfair takeover tactics, our board of directors on March 1, 1989 adopted a Share Purchase Rights Plan. Pursuant to the Share Purchase Rights Plan, as amended, our board of directors declared a distribution of one right to purchase, until May 21, 2000 (or, if earlier, the redemption of the rights), a unit consisting of 1/100th of one share of Series B Preferred Stock at an exercise price of $61.50 per unit, subject to certain antidilution adjustments, for each outstanding share of common stock. Our board of directors also approved the further issuance of rights for all shares of common stock subsequently issued. Accordingly, a right will be issued for each share of common stock issued under this registration statement. Because certain antidilution adjustments specified in the Rights Agreement (described below) were triggered by the two-for-one common stock split in June 1993, as of the effective date, each right became exercisable for one-half of 1/100th of one share of Series B Preferred Stock.

         Until certain specified conditions described below exist, the rights will be represented by the certificates for the common stock and will not be exercisable or transferable apart from the certificates for the common stock. Generally, in the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power is sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, the number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the exercise price of the right. After the tenth day following the date on which any person or group of affiliated or associated persons (other than certain excepted persons) acquires beneficial ownership of 10% or more of the outstanding shares of common stock (unless such person first acquires 10% or more of the outstanding shares of common stock pursuant to a cash tender offer for all of the common stock, which purchase increases such person's beneficial ownership to 85% or more of the outstanding common stock) (an "Acquiring Person", which definition is subject to certain exceptions) or during such time as there is an Acquiring Person, there shall be any reclassification of securities or recapitalization or reorganization or other transaction or series of transactions that has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of our equity securities or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the right.

         The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired or approval of our board. The rights should not interfere with any merger or other business combination approved by our board of directors since, among other things, the board of directors may, at its option, at any time until 10 days (subject to extension) following the date on which a person or group (other than certain excepted persons) acquires 10% or more of the outstanding common stock, redeem all but not less than all the then outstanding Rights at $.01 per right.

         The Rights Agreement dated as of December 12, 1997, as amended, between us and BankBoston, N.A., as rights agent, specifies the terms of the rights. The foregoing description of the rights is qualified in its entirety by reference to the Rights Agreement, a copy of which is available upon written request to Ocean Energy, Inc., Attention: Secretary, 1001 Fannin, Suite 1600, Houston, Texas 77002, telephone (713) 265-6000.

         Business Combinations Under Texas Law. We are a Texas corporation subject to Part Thirteen of the Texas Business Corporation Act, known as the "Business Combination Law," which became effective September 1, 1997. In general, the Business Combination Law prevents an "affiliated shareholder" (or its affiliates or associates) from entering into or engaging in a "business combination" with an "issuing public corporation" during the three-year period immediately following the date on which the affiliated shareholder became an affiliated shareholder, unless:

o before the date such person became an affiliated shareholder, the board of directors of the issuing public corporation approves the business combination or the acquisition of shares that caused the affiliated shareholder to become an affiliated shareholder; or

o not less than six months after the date such person became an affiliated shareholder, the business combination is approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation's outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates.

For the purposes of the foregoing, "affiliated shareholder" is defined generally as a person that is or was within the preceding three-year period the beneficial owner of 20% or more of a corporation's outstanding voting shares. The term "issuing public corporation" is generally defined to include most publicly held Texas corporations, including us. The term "business combination" is defined generally to include:

         o mergers, share exchanges or conversions involving the affiliated shareholder;

         o dispositions of assets involving the affiliated shareholder having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation;

         o certain issuances or transfers of securities by the corporation to the affiliated shareholder other than on a pro rata basis;

         o certain plans or agreements relating to a liquidation or dissolution of the corporation involving an affiliated shareholder;

         o certain reclassifications, recapitalizations, distributions or other transactions that would have the effect of increasing the affiliated shareholder's percentage ownership of the corporation; and

         o the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder other than proportionately as a shareholder of the corporation.

                        DESCRIPTION OF DEPOSITARY SHARES


GENERAL

         We may, at our option, elect to offer fractional shares of serial preferred stock, rather than full shares of serial preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. We will specify that fraction in the prospectus supplement.

         The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a depositary selected by us. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

         The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. We will issue depositary receipts to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering.

         The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that are filed as exhibits to the registration statement.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary shares in proportion to the number of depositary shares owned by those holders.

         If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

REDEMPTION OF DEPOSITARY SHARES

         Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata as determined by the depositary.

         Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

VOTING THE PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder's depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or
(b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

CHARGES OF DEPOSITARY

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will be required to pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

MISCELLANEOUS

         The depositary will be required to forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

         Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performing in good faith our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons we believe to be competent and on documents we believe to be genuine.


                             DESCRIPTION OF WARRANTS

         We may issue warrants to purchase debt securities ("debt warrants"), preferred stock ("preferred stock warrants"), or common stock ("common stock warrants," and collectively with the preferred stock warrants, the "stock warrants"). We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

DEBT WARRANTS

         We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, which may include the following:

         o         the title of the debt warrants;

         o the price or prices at which the debt warrants will be issued;

         o         the aggregate number of the debt warrants;

         o the designation and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

         o the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

         o the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

         o the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

         o the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

         o the maximum or minimum number of the debt warrants that may be exercised at any time;

         o whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

         o         information with respect to book-entry procedures, if any;

         o the currency or currency units in which the offering price, if any, and the exercise price are payable;

         o a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants;

         o         the antidilution provisions of the debt warrants, if any;

         o the redemption or call provisions, if any, applicable to the debt warrants; and

         o any other terms of the debt warrants, including terms, procedures and limitations relating to the exercise of the debt warrants.

         Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments principal, premium or interest on the securities purchasable upon the exercise.

STOCK WARRANTS

         We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, which may include the following:

         o         the title of the warrants;

         o         the price or prices at which the warrants will be issued;

         o         the aggregate number of the warrants issued;

         o the designation and terms of the preferred stock or common stock for which the warrants are exercisable;

         o if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of the warrants issued with each share of preferred stock or common stock;

         o if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

         o the number of shares of preferred stock or common stock purchasable upon exercise of the warrants and the exercise price of the warrants;

         o the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

         o the maximum or minimum number of the warrants that may be exercised at any time;

         o the currency or currency units in which the offering price, if any, and the exercise price are payable;

         o if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

         o         any antidilution provisions of the warrants;

         o         any redemption or call provisions applicable to the warrants;
                   and

         o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

EXERCISE OF WARRANTS

         Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

         Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities or shares of preferred stock or common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.


                            DESCRIPTION OF GUARANTEES

         One or more of our subsidiaries may issue guarantees in connection with debt securities offered by any prospectus supplement. The following summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the form of guarantee that will be filed with the SEC in connection with the offering of guarantees. Each guarantee will be issued pursuant to the indenture. The prospectus supplement for a particular issue of debt securities will describe the terms of the related guarantees, including the following:

         o         the series of debt securities to which the guarantees apply;

         o         whether the guarantees are secured or unsecured;

         o         whether the guarantees are conditional or unconditional;

         o whether the guarantees are senior or subordinate to other guarantees or debt;

         o the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

         o         any additional terms of the guarantees.


                              PLAN OF DISTRIBUTION

SECURITIES OFFERED BY US

         We may sell the offered securities within or outside the United States
(a) through agents, (b) through underwriters or dealers or (c) directly to one or more purchasers.

         BY AGENTS

         Offered securities may be sold through agents designated by us. Unless otherwise indicated in the prospectus supplement, the agents will act on a best efforts basis to solicit purchases for the period of their appointment.

         BY UNDERWRITERS OR DEALERS

         If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         We may also sell the offered securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our securities. In a standby agreement, the underwriter or underwriters would agree either:

         o to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

         o to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other security then outstanding.

         The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security. The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

         If dealers are used in the sale of offered securities with respect to which this prospectus is delivered, we will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale.
The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement thereto.

DIRECT SALES; RIGHTS OFFERINGS

         Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights that may be issued to our security holders.

GENERAL INFORMATION

         Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions they receive from us and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

         Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

         We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

         The offered securities may or may not be listed on a national securities exchange. Any underwriters or agents to or through whom the offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurances can be given that there will be a market for the offered securities.


                                  LEGAL MATTERS

         Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, or another counsel named in the prospectus supplement, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

                                     EXPERTS

         KPMG LLP, independent certified public accountants, have audited the financial statements of Seagull Energy Corporation incorporated by reference in this prospectus. These financial statements are incorporated by reference herein in reliance upon their report and upon their authority as experts in accounting and auditing.

         Arthur Andersen LLP, independent public accountants, have audited the financial statements of Old Ocean incorporated by reference in this prospectus. These financial statements are incorporated by reference herein in reliance upon their report and upon their authority as experts in giving that report.

         Certain information with respect to the oil and gas reserves associated with our oil and gas properties derived from the reports of the following independent petroleum engineers:

         o         DeGolyer and MacNaughton;

         o         McDaniel & Associates Consultants, Ltd.;

         o         Netherland, Sewell & Associates, Inc.; and

         o         Ryder Scott Company Petroleum Engineers

has been included and incorporated herein by reference upon the authority of said firms as experts with respect to the matters covered by their respective reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by the Company except as otherwise indicated.

          Registration fee.........................................................    $  208,500
          Fees and expenses of accountants.........................................        50,000
          Fees and expenses of legal counsel ......................................        50,000
          Fees and expenses of Trustee and counsel.................................        10,000
          Printing and engraving expenses..........................................       200,000
          Miscellaneous............................................................        10,000
                                                                                       ----------
                            Total..................................................    $  528,500
                                                                                       ==========

ITEM 15 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, in which he is a party or to which he is subject by reason of his position. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interest. In cases not concerning conduct in his official capacity as a director or officer, a director or officer may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was not opposed to the corporation's best interest. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory. Article VI of the Company's Bylaws requires the indemnification of officers and directors to the fullest extent permitted by the Texas Business Corporation Act.

         The Company maintains insurance coverage providing its officers and directors with indemnification against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

         Reference is made to Article Eleven of the Articles of Incorporation of the Company, which was adopted by the Company's shareholders on May 11, 1988 and which provides as follows: "ARTICLE ELEVEN. A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability
(i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) for acts or omissions for which the liability of a director is expressly provided for by statute; or (v) for acts related to an unlawful stock repurchase or dividend payment. Any repeal or amendment of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the corporation is not liable as set forth in the preceding sentences, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a director."

         Effective as of August 28, 1989, Article 7.06.B of the Texas Miscellaneous Corporation Laws Act was amended to read in its entirety as follows: "B. The articles of incorporation of a corporation may provide that a director of the corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as a director, except that this article does not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for: (1) a breach of the director's duty of loyalty to the corporation or its shareholders or members; (2) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (4) an act or omission for which the liability of a director is expressly provided for by an applicable statute."

         The Agreement and Plan of Merger between the Company and Ocean Energy, Inc., a Delaware corporation ("OEI"), dated November 24, 1998, as amended (the "Merger Agreement") provides that the Company will, for six years after the effective time of the merger contemplated thereby indemnify, defend and hold harmless each person who is, has been or becomes prior to the effective time of the merger an officer or director of OEI and its subsidiaries or an employee of OEI or any of its subsidiaries who acts as fiduciary under any OEI benefit plan against all losses, claims, damages, liabilities, fees and expenses arising in whole or in part out of actions or omissions in their capacity as such that occur prior to the effective time. Such indemnification is made to the full extent permitted under Texas law or the Company's Articles of Incorporation and Bylaws and OEI's written indemnification agreements in effect as of November 24, 1998. Any determination of whether a person's conduct complies with the required standard will be made by independent counsel acceptable to both the Company and the indemnified party.

         The Company will also maintain OEI's existing directors' and officers' liability insurance policy (or a policy with substantially similar coverage) for not less than six years after the effective time of the merger but only to the extent related to actions or omissions prior to the effective time of the merger, provided that the aggregate premium for maintaining such policy for the six year period will not exceed $2,500,000.00. Additionally, the Company will maintain the directors' and officers' insurance policy of United Meridian Corporation as currently in effect until March 27, 2003.

ITEM 16 -- EXHIBITS

         There are filed with this Registration Statement the following exhibits:

Exhibit No.
-----------

**1.1             Form of Underwriting Agreement.

**4.1             Form of Debt Securities.

**4.2             Form of Senior Indenture.

**4.3             Form of Senior Subordinated Indenture.

4.4 Articles of Incorporation of the Company, as amended, including Articles of Amendment filed May 12, 1988, May 21,
                  1999, and May 21, 1993 with the Secretary of State of the State of Texas, Articles of Merger filed March 30, 1999 with the Secretary of State of the State of Texas (filed as Exhibit
                  4.1 to the Company's Registration Statement on Form S-8 filed with the Commission on May 11, 1999 and incorporated herein by reference) and that certain Statement of Resolution
                  Establishing Series of Shares of Series B Junior Participating
                  Preferred Stock of the Company filed March 21, 1989 with the
                  Secretary of State of the State of Texas (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

4.5 Bylaws of the Company, as amended through March 7, 1997 (filed as Exhibit 4.9 to the Company's Registration Statement on Form
                  S-3 filed with the Securities and Exchange Commission on September 18, 1997 and incorporated herein by reference).

4.6 Amended and Restated Rights Agreement, dated March 17, 1989, as amended effective June 13, 1992 and amended and restated as of December 12, 1997, between the Company and BankBoston, N.A.
                  (as successor to NCNB Texas National Bank), including Form of
                  Statement of Resolution Establishing the Series B Junior
                  Participating Preferred Stock, the Form of Right Certificate and Form of Summary of Rights to Purchase Preferred Shares
                  (filed as Exhibit 2 to the Company's Current Report on Form
                  8-K dated December 15, 1997 and incorporated herein by reference).

4.7               Amendment No. 1 to Amended and Restated Rights Agreement dated
                  November 24, 1998, between the Company and BankBoston, N.A.
                  (filed as Exhibit 4.1 to the Company's Current Report on Form
                  8-K filed with the Securities and Exchange Commission on December 1, 1998 and incorporated herein by reference).

4.8               Amendment No. 2 to Amended and Restated Rights Agreement dated
                  March 10, 1999, between the Company and BankBoston, N.A.
                  (filed as Exhibit 4.1 to the Company's Current Report on Form
                  8-K filed with the Securities and Exchange Commission on March
                  12, 1999 and incorporated herein by reference).

4.9               Amendment No. 3 to Amended and Restated Rights Agreement dated
                  May 21, 1999, between the Company and BankBoston, N.A. (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 1999 and incorporated herein by reference).

4.10 Revolving Credit Agreement, dated as of March 30, 1999, among the Company, Chase Bank of Texas, National Association ("Chase
                  Texas") (Individually and as Administrative Agent), The Chase
                  Manhattan Bank ("Chase Manhattan") (as Auction Administrative
                  Agent), Bank of America National Trust and Savings Association
                  ("Bank of America") (Individually and as Syndication Agent),
                  Bank One Texas, N. A. ("Bank One") (Individually and as
                  Documentation Agent), Societe Generale, Southwest Agency
                  ("Societe Generale") (Individually and as Managing Agent), the
                  Bank of Montreal (Individually and as Managing Agent), and the other Banks signatory thereto.

4.11 364-Day Credit Agreement, dated as of March 30, 1999, among the Company, Chase Texas (Individually and as Administrative
                  Agent), Chase Manhattan (as Auction Administrative Agent),
                  Bank of America (Individually and as Syndication Agent), Bank
                  One (Individually and as Documentation Agent), Societe
                  Generale (Individually and as Managing Agent), the Bank of
                  Montreal (Individually and as Managing Agent), and the other
                  Banks signatory thereto.

4.12 Indenture, dated as of July 8, 1998, among Ocean Energy, Inc., its Subsidiary Guarantors, and U.S. Bank Trust National
                  Association, relating to the 8 3/8% Series A Senior
                  Subordinated Notes due 2008 and the 8 3/8% Series B Senior
                  Subordinated Notes due 2008, as amended by First Supplemental
                  Indenture dated March 30, 1999, incorporated by reference to
                  Exhibit 10.22 to the Form 10-Q for the period ended June 30, 1998 of Ocean Energy, Inc. (Registration No. 0-25058) filed with the Securities and Exchange Commission on August 14, 1998 and, with respect to the First Supplemental Indenture, to
                  Exhibit 4.3 to the Registrant's Form 10-Q for the period ended
                  March 31, 1999.

4.13 Indenture, dated as of July 8, 1998, among Ocean Energy, Inc., its Subsidiary Guarantors, and Norwest Bank Minnesota,
                  National Association (Norwest Bank) as Trustee, relating to the 7 5/8% Senior Notes due 2005, as amended by First
                  Supplemental Indenture dated March 30, 1999, incorporated by reference to Exhibit 10.23 to the Form 10-Q for the period ended June 30, 1998 of Ocean Energy, Inc. (Registration No.
                  0-25058) filed with the Securities and Exchange Commission on August 14, 1998 and, with respect to the First Supplemental
                  Indenture, to Exhibit 4.4 to the Registrant's Form 10-Q for the period ended March 31, 1999.

4.14 Indenture, dated as of July 8, 1998, among Ocean Energy, Inc., its Subsidiary Guarantors, and Norwest Bank as Trustee, relating to the 8 1/4% Senior Notes due 2018, as amended by First Supplemental Indenture dated March 30, 1999, incorporated by reference to Exhibit 10.24 to the Form 10-Q for the period ended June 30, 1998 of Ocean Energy, Inc.
                  (Registration No. 0-25058) filed with the Securities and Exchange Commission on August 14, 1998 and, with respect to the First Supplemental Indenture, to Exhibit 4.5 to the
                  Registrant's Form 10-Q for the period ended March 31, 1999.

4.15 Indenture, dated as of July 2, 1997, among Ocean Energy, Inc., the Subsidiary Guarantors Named Therein and State Street Bank and Trust Company, as Trustee, relating to the 8 7/8% Senior
                  Subordinated Notes due 2007 (the Indenture is incorporated by reference to Exhibit 4.1 to the Registration Statement on Form
                  S-4 (No. 333-32715) of Ocean Energy, Inc. filed with the SEC on August 1, 1997; the First Supplemental Indenture, dated as of March 27, 1998, is incorporated by reference to Exhibit
                  10.11 to the Form 8-K of Ocean Energy, Inc. (Registration No.
                  0-25058) filed with the Securities and Exchange Commission on March 31, 1998); and the Second Supplemental Indenture dated
                  March 30, 1999 is incorporated by reference to Exhibit 4.6 to the Registrant's Form 10-Q for the period ended March 31, 1999.

4.16              Indenture, dated as of September 26, 1996, among Ocean Energy,
                  Inc. (f/k/a Flores & Rucks, Inc.), the Subsidiary Guarantors
                  Named Therein and Fleet National Bank, as Trustee, relating to the 9 3/4% Senior Subordinated Notes Due 2006 (the Indenture is incorporated by reference to Exhibit 4.1 to the Quarterly
                  Report on Form 10-Q for the quarter ended September 30, 1996 of Ocean Energy, Inc. (Registration No. 0-25058); the First
                  Supplemental Indenture, dated as of March 27, 1998, is incorporated by reference to Exhibit 10.10 to the Form 8-K of Ocean Energy, Inc. (Registration No. 0-25058) filed with the
                  Securities and Exchange Commission on March 31, 1998; and the
                  Second Supplemental Indenture dated March 30, 1999 is incorporated by reference to Exhibit 4.7 to the Registrant's
                  Form 10-Q for the period ended March 31, 1999.

4.17              Indenture, dated as of October 30, 1995, among Ocean Energy,
                  Inc., a Delaware corporation (successor by merger to United
                  Meridian Corporation), Ocean Energy, Inc., a Louisiana corporation (successor by merger to UMC Petroleum Corporation) and Bank of Montreal Trust Company, as Trustee, relating to the 10 3/8% Senior Subordinated Notes Due 2005 (the Indenture is incorporated by reference to Exhibit 4.20 to UMC's Annual
                  Report on Form 10-K for the year ended December 31, 1995; the First Supplemental Indenture, dated as of November 4, 1997, is incorporated by reference to Exhibit 4.11 to the Form 10-Q for the quarter ended September 30, 1998 of Ocean Energy, Inc.
                  (Registration No. 0- 25058); the Second Supplemental
                  Indenture, dated as of March 27, 1998, is incorporated by reference to Exhibit 10.12 to the Form 8-K of Ocean Energy,
                  Inc. (Registration No. 0-25058) filed with the Securities and
                  Exchange Commission on March 31, 1998); and the Third
                  Supplemental Indenture dated March 30, 1999 is incorporated by reference to Exhibit 4.8 to the Registrant's Form 10-Q for the period ended March 31, 1999.

4.18              Indenture, dated as of December 1, 1994, among Ocean Energy,
                  Inc. (f/k/a Flores & Rucks, Inc.), the Subsidiary Guarantors
                  Named Therein and Chimed Bank Connecticut, National
                  Association, as Trustee, relating to the 13 1/2% Senior Notes
                  Due 2004, (the Indenture is incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 1994 of Ocean Energy, Inc. (Registration
                  No. 0-25058); the First Supplemental Indenture, dated as of
                  September 19, 1996, is incorporated by reference to Exhibit
                  4.1 to the Form 8-K of Ocean Energy, Inc. (Registration No. 0-
                  25058) filed with the Securities and Exchange Commission on October 10, 1996; the Second Supplemental Indenture, dated as of July 14, 1997, is incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 1997 of Ocean Energy, Inc. (Registration No.
                  0-25058); the Third Supplemental Indenture, dated as of March
                  27, 1998, is incorporated by reference to Exhibit 10.9 to the Form 8-K of Ocean Energy, Inc. (Registration No. 0- 25058) filed with the Securities and Exchange Commission on March 31,
                  1998); and the Fourth Supplemental Indenture dated March 30,
                  1999 is incorporated by reference to Exhibit 4.9 to the Registrant's Form 10-Q for the period ended March 31, 1999.

**4.19            Form of Securities Warrants.

**4.20            Form of Depositary Agreement.

**4.21            Form of Depositary Receipt.

*5.1              Opinion of Vinson & Elkins L.L.P.

*12.1             Computation of Ratios of Earnings to Fixed Charges and
                  Earnings to Fixed Charges and Preferred Stock Dividends.

*23.1             Consent of KPMG LLP.

*23.2             Consent of Arthur Andersen LLP - Ocean Energy, Inc.
                  (Delaware).

*23.3             Consent of Netherland, Sewell & Associates, Inc.

*23.4             Consent of Ryder Scott Company Petroleum Engineers.

*23.5             Consent of DeGolyer and MacNaughton.

*23.6             Consent of Netherland, Sewell & Associates, Inc. -- Ocean
                  Energy, Inc. (Delaware).

*23.7             Consent of McDaniel & Associates Consultants, Ltd. - Ocean
                  Energy, Inc. (Delaware).

*23.8             Consent of Ryder Scott Company Petroleum Engineers - Ocean
                  Energy, Inc. (Delaware).

*23.9             Consent of Ryder Scott Company Petroleum Engineers -
                  Ocean Energy, Inc. (Delaware).

*23.10            Consent of Netherland, Sewell & Associates, Inc. -
                  Ocean Energy, Inc. (Delaware).

*23.11 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 of this Registration Statement).

*24.1 Power of Attorney (included in the signature page of this Registration Statement).

**25.1            Statements of Eligibility of Trustee.


----------

*  Filed herewith.

** To be filed as an amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K.

ITEM 17 -- UNDERTAKINGS

         The undersigned registrants hereby undertake:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (2) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (3) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that clauses (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrants pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the provisions described in Item 15 above or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

         The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on May 31, 1999.



                                     OCEAN ENERGY, INC.



                                     By:       /s/ JAMES T. HACKETT
                                         --------------------------------------
                                                   James T. Hackett
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


                                POWER OF ATTORNEY

         Each person whose signature appears below appoints James T. Hackett, William L. Transier and Robert K. Reeves, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  SIGNATURE                                      TITLE                               DATE
                  ---------                                      -----                               ----

           /s/ JAMES C. FLORES               Chairman of the Board and Director           May 31, 1999
      ----------------------------------
               James C. Flores

          /s/ JAMES T. HACKETT               President and Chief Executive Officer        May 31, 1999
      ----------------------------------     and Director (Principal Executive Officer)
              James T. Hackett

         /s/ WILLIAM L. TRANSIER             Executive Vice President and Chief           May 31, 1999
      ----------------------------------     Financial Officer (Principal Financial
             William L. Transier             Officer)

         /s/ GORDON L. McCONNELL             Vice President and Controller (Principal     May 31, 1999
      ----------------------------------     Accounting Officer)
             Gordon L. McConnell

            /s/ JOHN B. BROCK                Director                                     May 31, 1999
      ----------------------------------
                John B. Brock

           /s/ MILTON CARROLL                Director                                     May 31, 1999
      ----------------------------------
               Milton Carroll

        /s/ THOMAS D. CLARK, JR.             Director                                     May 31, 1999
      ----------------------------------
            Thomas D. Clark, Jr.

           /s/ PETER J. FLUOR                Director                                     May 31, 1999
      ----------------------------------
               Peter J. Fluor

          /s/ ROBERT L. HOWARD               Director                                     May 31, 1999
      ----------------------------------
              Robert L. Howard

         /s/ CHARLES F. MITCHELL             Director                                     May 31, 1999
      ----------------------------------
             Charles F. Mitchell

          /s/ J. EVANS ATTWELL               Director                                     May 31, 1999
      ----------------------------------
              J. Evans Attwell

            /s/ BARRY J. GALT                Director                                     May 31, 1999
      ----------------------------------
                Barry J. Galt

           /s/ ELVIS L. MASON                Director                                     May 31, 1999
      ----------------------------------
               Elvis L. Mason

         /s/ DAVID K. NEWBIGGING             Director                                     May 31, 1999
      ----------------------------------
             David K. Newbigging

           /s/ DEE S. OSBORNE                Director                                     May 31, 1999
      ----------------------------------
               Dee S. Osborne

             /s/ R.A. WALKER                 Director                                     May 31, 1999
      ----------------------------------
                 R.A. Walker

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on May 31, 1999.


                                     GLOBAL NATURAL RESOURCES INC.
                                     SEAGULL ENERGY E&P INC.
                                     SEAGULL ENERGY INTERNATIONAL INC.



                                     By: /s/ JAMES T. HACKETT
                                        ---------------------------------------
                                           James T. Hackett
                                           Chairman of the Board and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


                                POWER OF ATTORNEY

         Each person whose signature appears below appoints James T. Hackett, William L. Transier and Robert K. Reeves, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  SIGNATURE                                      TITLE                           DATE
                  ---------                                      -----                           ----

          /s/ JAMES T. HACKETT               Chairman of the Board, President                 May 31, 1999
      ----------------------------------     and Director (Principal Executive Officer)
              James T. Hackett

         /s/ WILLIAM L. TRANSIER             Executive Vice President and Chief               May 31, 1999
      ----------------------------------     Financial Officer and Director (Principal
             William L. Transier             Financial Officer)

         /s/ GORDON L. McCONNELL             Vice President and Controller (Principal         May 31, 1999
      ----------------------------------     Accounting Officer)
             Gordon L. McConnell

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on June 1, 1999.



                                     OCEAN ENERGY, INC.
                                     (Louisiana corporation)


                                     By: /s/ JAMES C. FLORES
                                         ---------------------------------------
                                          James C. Flores
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


                                POWER OF ATTORNEY

         Each person whose signature appears below appoints James T. Hackett, William L. Transier and Robert K. Reeves, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  SIGNATURE                                      TITLE                           DATE
                  ---------                                      -----                           ----

           /s/ JAMES C. FLORES               Chairman of the Board and Director               June 1, 1999
      ----------------------------------
               James C. Flores

          /s/ JAMES T. HACKETT               President and Chief Executive Officer and        June 1, 1999
      ----------------------------------     Director (Principal Executive Officer)
              James T. Hackett

         /s/ WILLIAM L. TRANSIER             Executive Vice President and Chief Financial     June 1, 1999
      ----------------------------------     Officer and Director (Principal Financial
             William L. Transier             Officer)

         /s/ GORDON L. McCONNELL             Vice President and Controller (Principal         June 1, 1999
      ----------------------------------     Accounting Officer)
             Gordon L. McConnell

          /s/ ROBERT K. REEVES               Executive Vice President, General Counsel        June 1, 1999
      ----------------------------------     and Secretary and Director
              Robert K. Reeves

                                INDEX TO EXHIBITS



Exhibit Number             Description
--------------             -----------

**1.1                      Form of Underwriting Agreement.

**4.1                      Form of Debt Securities.

**4.2                      Form of Senior Indenture.

**4.3                      Form of Senior Subordinated Indenture.

4.4                        Articles of Incorporation of the Company, as amended, including Articles of Amendment filed May 12, 1988, May 21, 1999, and May 21, 1993 with the Secretary of State of the
                           State of Texas, Articles of Merger filed March 30, 1999 with the Secretary of State of the State of Texas (filed as Exhibit 4.1 to the Company's Registration Statement on Form
                           S-8 filed with the Commission on May 11, 1999 and incorporated herein by reference) and that certain Statement of Resolution Establishing Series of Shares of Series B Junior
                           Participating Preferred Stock of the Company filed March 21, 1989 with the Secretary of
                           State of the State of Texas (filed as Exhibit 3.1 to the Company's Quarterly Report on
                           Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

4.5                        Bylaws of the Company, as amended through March 7, 1997 (filed as Exhibit 4.9 to the
                           Company's Registration Statement on Form S-3 filed with the Securities and Exchange
                           Commission on September 18, 1997 and incorporated herein by reference).

4.6                        Amended and Restated Rights Agreement, dated March 17, 1989, as amended effective June
                           13, 1992 and amended and restated as of December 12, 1997, between the Company and
                           BankBoston, N.A. (as successor to NCNB Texas National Bank), including Form of Statement of Resolution Establishing the Series B Junior Participating Preferred Stock, the Form
                           of Right Certificate and Form of Summary of Rights to Purchase Preferred Shares (filed as Exhibit 2 to the Company's Current Report on Form 8-K dated December 15, 1997 and incorporated herein by reference).

4.7                        Amendment No. 1 to Amended and Restated Rights Agreement dated November 24, 1998, between the Company and BankBoston, N.A. (filed as Exhibit 4.1 to the Company's Current
                           Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 1998
                           and incorporated herein by reference).

4.8                        Amendment No. 2 to Amended and Restated Rights Agreement dated March 10, 1999, between the Company and BankBoston, N.A. (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 1999 and
                           incorporated herein by reference).

4.9                        Amendment No. 3 to Amended and Restated Rights Agreement dated May 21, 1999, between the
                           Company and BankBoston, N.A. (filed as Exhibit 4.1 to the Company's Current

                           Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 1999 and
                           incorporated herein by reference).

4.10                       Revolving Credit Agreement, dated as of March 30, 1999, among the Company, Chase Bank of
                           Texas, National Association ("Chase Texas") (Individually and as Administrative Agent),
                           The Chase Manhattan Bank ("Chase Manhattan") (as Auction Administrative Agent), Bank of
                           America National Trust and Savings Association ("Bank of America") (Individually and as
                           Syndication Agent), Bank One Texas, N. A. ("Bank One") (Individually and as
                           Documentation Agent), Societe Generale, Southwest Agency ("Societe Generale")
                           (Individually and as Managing Agent), the Bank of Montreal (Individually and as Managing
                           Agent), and the other Banks signatory thereto.

4.11                       364-Day Credit Agreement, dated as of March 30, 1999, among the Company, Chase Texas
                           (Individually and as Administrative Agent), Chase Manhattan (as Auction Administrative
                           Agent), Bank of America (Individually and as Syndication Agent), Bank One (Individually
                           and as Documentation Agent), Societe Generale (Individually and as Managing Agent), the
                           Bank of Montreal (Individually and as Managing Agent), and the other Banks signatory thereto.

4.12                       Indenture, dated as of July 8, 1998, among Ocean Energy, Inc., its Subsidiary
                           Guarantors, and U.S. Bank Trust National Association, relating to the 8 3/8% Series A
                           Senior Subordinated Notes due 2008 and the 8 3/8% Series B Senior Subordinated Notes due
                           2008, as amended by First Supplemental Indenture dated March 30, 1999, incorporated by reference to Exhibit 10.22 to the Form 10-Q for the period ended June 30, 1998 of Ocean
                           Energy, Inc. (Registration No. 0-25058) filed with the Securities and Exchange
                           Commission on August 14, 1998 and, with respect to the First Supplemental Indenture, to
                           Exhibit 4.3 to the Registrant's Form 10-Q for the period ended March 31, 1999.

4.13                       Indenture, dated as of July 8, 1998, among Ocean Energy, Inc., its Subsidiary
                           Guarantors, and Norwest Bank Minnesota, National Association (Norwest Bank) as Trustee,
                           relating to the 7 5/8% Senior Notes due 2005, as amended by First Supplemental Indenture dated March 30, 1999, incorporated by reference to Exhibit 10.23 to the Form 10-Q for the period ended June 30, 1998 of Ocean Energy, Inc. (Registration No. 0-25058) filed with the Securities and Exchange Commission on August 14, 1998 and, with respect to the
                           First Supplemental Indenture, to Exhibit 4.4 to the Registrant's Form 10-Q for the
                           period ended March 31, 1999.

4.14                       Indenture, dated as of July 8, 1998, among Ocean Energy, Inc., its Subsidiary
                           Guarantors, and Norwest Bank as Trustee, relating to the 8 1/4% Senior Notes due 2018, as amended by First Supplemental Indenture dated March 30, 1999, incorporated by reference to Exhibit 10.24 to the Form 10-Q for the period ended June 30, 1998 of Ocean
                           Energy, Inc. (Registration No. 0- 25058) filed with the Securities and Exchange
                           Commission on August 14, 1998 and, with respect to the First Supplemental Indenture, to
                           Exhibit 4.5 to the Registrant's Form 10-Q for the period ended March 31, 1999.

4.15                       Indenture, dated as of July 2, 1997, among Ocean Energy, Inc., the Subsidiary Guarantors
                           Named Therein and State Street Bank and Trust Company, as Trustee, relating to the 8
                           7/8% Senior Subordinated Notes due 2007 (the Indenture is incorporated by reference to
                           Exhibit 4.1 to the Registration Statement on Form S-4 (No. 333-32715) of Ocean Energy,
                           Inc. filed with the SEC on August 1, 1997; the First Supplemental Indenture, dated as of
                           March 27, 1998, is incorporated by reference to Exhibit 10.11 to the Form 8-K of Ocean
                           Energy, Inc.

                           (Registration No. 0-25058) filed with the Securities and Exchange Commission on March
                           31, 1998); and the Second Supplemental Indenture dated March 30, 1999 is incorporated by reference to Exhibit 4.6 to the Registrant's Form 10-Q for the period ended March 31,
                           1999.

4.16                       Indenture, dated as of September 26, 1996, among Ocean Energy, Inc. (f/k/a Flores &
                           Rucks, Inc.), the Subsidiary Guarantors Named Therein and Fleet National Bank, as
                           Trustee, relating to the 9 3/4% Senior Subordinated Notes Due 2006 (the Indenture is
                           incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the
                           quarter ended September 30, 1996 of Ocean Energy, Inc. (Registration No. 0-25058); the
                           First Supplemental Indenture, dated as of March 27, 1998, is incorporated by reference to Exhibit 10.10 to the Form 8-K of Ocean Energy, Inc. (Registration No. 0-25058) filed with the Securities and Exchange Commission on March 31, 1998; and the Second
                           Supplemental Indenture dated March 30, 1999 is incorporated by reference to Exhibit 4.7 to the Registrant's Form 10-Q for the period ended March 31, 1999.

4.17                       Indenture, dated as of October 30, 1995, among Ocean Energy, Inc., a Delaware corporation (successor by merger to United Meridian Corporation), Ocean Energy, Inc., a
                           Louisiana corporation (successor by merger to UMC Petroleum Corporation) and Bank of
                           Montreal Trust Company, as Trustee, relating to the 10 3/8% Senior Subordinated Notes
                           Due 2005 (the Indenture is incorporated by reference to Exhibit 4.20 to UMC's Annual
                           Report on Form 10-K for the year ended December 31, 1995; the First Supplemental
                           Indenture, dated as of November 4, 1997, is incorporated by reference to Exhibit 4.11 to the Form 10-Q for the quarter ended September 30, 1998 of Ocean Energy, Inc.
                           (Registration No. 0-25058); the Second Supplemental Indenture, dated as of March 27,
                           1998, is incorporated by reference to Exhibit 10.12 to the Form 8-K of Ocean Energy,
                           Inc. (Registration No. 0-25058) filed with the Securities and Exchange Commission on
                           March 31, 1998); and the Third Supplemental Indenture dated March 30, 1999 is incorporated by reference to Exhibit 4.8 to the Registrant's Form 10-Q for the period ended March 31, 1999.

4.18                       Indenture, dated as of December 1, 1994, among Ocean Energy, Inc. (f/k/a Flores & Rucks,
                           Inc.), the Subsidiary Guarantors Named Therein and Chimed Bank Connecticut, National
                           Association, as Trustee, relating to the 13 1/2% Senior Notes Due 2004, (the Indenture
                           is incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K for the
                           year ended December 31, 1994 of Ocean Energy, Inc. (Registration No. 0-25058); the First
                           Supplemental Indenture, dated as of September 19, 1996, is incorporated by reference to
                           Exhibit 4.1 to the Form 8-K of Ocean Energy, Inc. (Registration No. 0-25058) filed with the Securities and Exchange Commission on October 10, 1996; the Second Supplemental
                           Indenture, dated as of July 14, 1997, is incorporated by reference to Exhibit 4.1 to the
                           Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 of Ocean Energy,
                           Inc. (Registration No. 0-25058); the Third Supplemental Indenture, dated as of March 27,
                           1998, is incorporated by reference to Exhibit 10.9 to the Form 8-K of Ocean Energy, Inc.
                           (Registration No. 0-25058) filed with the Securities and Exchange Commission on March
                           31, 1998); and the Fourth Supplemental Indenture dated March 30, 1999 is incorporated by reference to Exhibit 4.9 to the Registrant's Form 10-Q for the period ended March 31,
                           1999.

**4.19                     Form of Securities Warrants.

**4.20                     Form of Depositary Agreement.

**4.21                     Form of Depositary Receipt.

*5.1                       Opinion of Vinson & Elkins L.L.P.

*12.1                      Computation of Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and
                           Preferred Stock Dividends.

*23.1                      Consent of KPMG LLP.

*23.2                      Consent of Arthur Andersen LLP - Ocean Energy, Inc. (Delaware).

*23.3                      Consent of Netherland, Sewell & Associates, Inc.

*23.4                      Consent of Ryder Scott Company Petroleum Engineers.

*23.5                      Consent of DeGolyer and MacNaughton.

*23.6                      Consent of Netherland, Sewell & Associates, Inc. - Ocean Energy, Inc. (Delaware).

*23.7                      Consent of McDaniel & Associates Consultants, Ltd. - Ocean Energy, Inc. (Delaware).

*23.8                      Consent of Ryder Scott Company Petroleum Engineers - Ocean Energy, Inc. (Delaware).


*23.9                      Consent of Ryder Scott Company Petroleum Engineers - Ocean Energy, Inc. (Delaware).

*23.10                     Consent of Netherland, Sewell & Associates, Inc. - Ocean Energy, Inc. (Delaware).

*23.11                     Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 of this
                           Registration Statement).

*24.1                      Power of Attorney (included in the signature page of this Registration Statement).

**25.1                     Statements of Eligibility of Trustee.


----------

*   Filed herewith.

** To be filed as an amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K.